                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Quarterly Report of EDT Learning, Inc. (the Company) on Form 10-Q for the quarterly period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brian L. Berry, Vice President of Finance of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.






By: /s/ Brian L. Berry
------------------------------
Brian L. Berry
Vice President of Finance
November 6, 2003


A signed original of this written statement required by section 906 has been provided to EDT Learning, Inc, and furnished to the Securities and Exchange Commission or its staff upon request.